Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO:	The Directors of Cleantech Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 4,791,667 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $16,667 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	CleanTech Sponsor I LLC
Address:

CLEANTECH SPONSOR I LLC

Signed:	/s/ Eli Spiro
Name:	Eli Spiro
Title:

Dated:	February 16, 2021

Accepted:

CLEANTECH ACQUISITION CORP.

Signed:	/s/ Eli Spiro
Name:	Eli Spiro
Title:

Dated:	February 16, 2021